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Exhibit 10.27

                          CLUB AFFILIATION AGREEMENT

AGREEMENT made and entered into the 17th day of September, 1997, by and between INTERVAL INTERNATIONAL, INC., a Florida corporation ("INTERVAL"), with its principal place of business at 6262 Sunset Drive, Penthouse One, Miami, Florida 33143, USA; and Peppertree Resorts Vacation Club, Inc., a North Carolina corporation ("AFFILIATE"), with its principal place of business at 1 Vance Gap Road, Asheville, North Carolina 28806, for the multi-site vacation club membership program known as PEPPERTREE VACATION CLUB (the "CLUB"). INTERVAL and AFFILIATE are sometimes referred to as a "Party" or jointly referred to as the "Parties."

WHEREAS, INTERVAL is engaged in the business of providing and operating an exchange service to facilitate the exchange of accommodations between owners of Vacation Interests (as defined herein) at participating resorts (the "INTERVAL NETWORK");

WHEREAS, AFFILIATE is in the business of developing, managing and/or marketing the CLUB which is a multi-site vacation club membership program which allows owners of Vacation Interests in the CLUB to reserve accommodations at one of several locations included within the CLUB's operations;

WHEREAS,  AFFILIATE desires to include all Club Resorts (as defined below) as participants in the INTERVAL NETWORK; and

WHEREAS, AFFILIATE and INTERVAL contemplate that the operation of the CLUB will extend to additional locations in the future and they both wish to provide for the terms and conditions pursuant to which these additional locations will participate in the INTERVAL NETWORK.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereto agree as follows:

A.    DEFINITIONS.

      For purposes of this Agreement, the following are defined terms:

       1. "Approved Club Resorts" means: (a) those resorts (or Units therein) set forth on Exhibit "A" hereto; and (b) such other resorts (or Units therein) which are developed, acquired or leased in the future by AFFILIATE, or otherwise assigned to AFFILIATE, for use in connection with the CLUB and which are accepted by INTERVAL in accordance with Section E, Paragraph 1 hereof.

       2. "Club Resort" means all resorts (or Units therein) developed, acquired, leased or assigned for use in connection with the CLUB.
       3. "Confirmation" or "Confirmed Exchange" means a written or oral acknowledgment that an exchange request has been fulfilled by INTERVAL.

       4.   "Effective Date" means  April 11, 1997.

       5. "Exchange Guest" means the individual or individuals who have been issued a Confirmed Exchange to an Approved Club Resort by INTERVAL.

       6.   "Individual  Member" means any  purchaser/owner  of a Vacation Interest in the
            CLUB  properly  enrolled  in  the  INTERVAL  NETWORK  (whether  by  AFFILIATE, transfer of membership,  acceptance of a membership  offer from  INTERVAL,  or
            otherwise).   Such  individuals  shall  be  described  as  holding  Individual
            Membership  in INTERVAL.  An  Individual  Member who is current in the payment of membership  fees  prescribed by INTERVAL and who is in compliance  with all terms and conditions then in effect is referred to as an Individual  Member in good standing.

       7. "Individual Membership Application" means the form or agreement prescribed by INTERVAL, from time to time, for the enrollment of Individual Members.

       8. "Interval Marks" mean the following, registered or unregistered, trademarks, service marks or trade names: "Five Star Logo," "Flexchange," "GoldCard," "interval," "Interval International," "Interval International and Logo," "Interval International Five Star Award Program," "Interval International Traveler," "Worldex," "WorldCard," "WorldCard Preferred" and such other trademarks, service marks and/or trade names as may at any time be owned or claimed by INTERVAL, or its associated or related companies.

       9. "Member Resort" means any resort which has entered into a written agreement with INTERVAL to participate in the INTERVAL NETWORK.

      10. "Resort Membership Application" means the form or forms completed by AFFILIATE, or on behalf of AFFILIATE, for application to the INTERVAL NETWORK, and includes all documents and exhibits and any and all representations or undertakings, whether written or oral, given or provided by AFFILIATE, or on AFFILIATE's behalf, to INTERVAL in connection with this Club Affiliation Agreement, whether before or after the Effective Date.

      11. "Unit" means each hotel room, apartment, villa, suite, or other unit of accommodation designed for occupancy.

      12. "Unit Week" means the use and occupancy of a Unit for a one-week period. Each Unit, therefore, has available for use and occupancy up to fifty-two (52) unit weeks per year.
      13. "Vacation Interest" means the ownership of or the right to use a Unit and the amenities and facilities of a Vacation Ownership Resort for a period of time equivalent to at least one week during any given year, but not necessarily consecutive years, and which ownership or right to use extends for a period of at least three years.

      14. "Vacation Ownership Resort" means one or more Units subject to the same time share or other vacation ownership plan, together with any other property, or rights to property, appurtenant to those Units.

B.    TERM AND RENEWALS.

      This Agreement commences upon execution by INTERVAL and continues thereafter for a period of six (6) years from the Effective Date. Thereafter, this Agreement will renew for additional periods of six (6) years each only if each Party gives the other written notice, at least ninety (90) days prior to the expiration of the initial term or any subsequent six (6) year renewal term, of its intent to renew.

C.    AFFILIATION FEE.

      INTERVAL agrees that AFFILIATE shall not be obligated to pay an affiliation fee to INTERVAL for any Approved Club Resorts.

D.    INTERVAL NETWORK.

       1.   INTERVAL'S DUTIES

            INTERVAL will provide:

            (a) resort membership in the INTERVAL NETWORK, upon such terms and conditions as are set forth in this Agreement, for the CLUB and all Approved Club Resorts;

            (b) an exchange program for use by Individual Members in accordance with the Terms and Conditions of Individual Membership and Exchange, as amended from time to time by INTERVAL;

            (c) promotional materials for use by AFFILIATE in accordance with this Agreement, and thereafter, such additional materials as INTERVAL may make available from time to time at such rates as INTERVAL may establish for such materials; and

            (d) such other benefits, privileges and/or discounts as INTERVAL may have available from time to time to Individual Members in good standing.
             2.   INDIVIDUAL MEMBERSHIP

(a)   For all sales of Vacation  Interests  in the CLUB after the  Effective  Date of this
                  Agreement,  AFFILIATE agrees to enroll all such purchasers of a Vacation
                  Interest  in the  CLUB as  Individual  Members  during  the term of this
                  Agreement.  In  connection  with such  enrollment,  AFFILIATE  agrees to provide  INTERVAL  with a completed  Individual  Membership  Application executed by each  purchaser of a Vacation  Interest in the CLUB, and the applicable  individual  membership  fee in the  amount  and manner as is mutually  agreed upon by the Parties  from time to time,  subject to the
                  terms  of   subparagraph   (b)   below.   Said   Individual   Membership
                  Application  and  individual   membership  fee  shall  be  forwarded  to
                  INTERVAL  no later  than  thirty  (30)  days  after the  execution  of a purchase  agreement by said purchaser,  regardless of the actual date of closing or escrow requirements for said purchase.

            (b) (i) AFFILIATE agrees to provide INTERVAL with written notice, on at least a monthly basis, of all purchasers of Vacation Interests in the CLUB enrolled by AFFILIATE as Individual Members, pursuant to subparagraph (a) above, who subsequently rescind their purchase of Vacation Interests in the CLUB ("Rescinding Members").

                  (ii) For so long as AFFILIATE is not in breach of this Agreement, INTERVAL agrees to provide AFFILIATE with a credit equal to the membership fee paid to INTERVAL less a ten dollar ($10.00US) processing fee for those Rescinding Members:

                        (A) enrolled by AFFILIATE as Individual Members of the INTERVAL NETWORK within thirty (30) days of their execution of a purchase agreement for a Vacation Interest at the Project; and

                        (B) for whom AFFILATE notified INTERVAL of said cancellation within sixty (60) days of such Individual Member's enrollment in the INTERVAL NETWORK.

                  (iii) Any credit issued by INTERVAL pursuant to this Section
                        D, Paragraph 2, may be used by AFFILIATE to offset future individual membership fees owed to INTERVAL with respect to purchasers of Vacation Interests in the CLUB. Such credit must be utilized by AFFILIATE within sixty
                        (60) days of issuance of such credit. Any credit not utilized within said time period will be forfeited by AFFILIATE and AFFILIATE acknowledges that in no event will INTERVAL provide AFFILIATE with a cash refund for any credit not utilized.

                  (c) AFFILIATE agrees to provide each purchaser of a Vacation Interest in the CLUB with a then current version of the INTERVAL Resort Directory. Such Resort Directory shall be provided to the purchaser at the time of execution of a purchase agreement. AFFILIATE agrees to purchase such Resort Directories from INTERVAL, in minimum quantities of fifty (50) directories per order, at the price prescribed by INTERVAL, plus applicable postage charges. Such Resort Directories shall be shipped to AFFILIATE C.O.D., unless otherwise agreed to by INTERVAL. Additionally, AFFILIATE shall be entitled to deduct from the fee payable to INTERVAL pursuant to subparagraph (a) above the per unit cost paid by AFFILIATE (excluding any applicable shipping or tax) of a Resort Directory.

       3.   PRECONSTRUCTION OR RENOVATION

            (a)   In the event the  accommodations  or  facilities  of any  Approved  Club
                  Resort are  unavailable for occupancy due to construction or renovation,
                  AFFILIATE will advise each purchaser of a Vacation  Interest in the CLUB prior  to  enrollment  with  INTERVAL,  that the  purchaser  will not be entitled to utilize the  INTERVAL  NETWORK  until  his/her Unit Week and the Approved  Club Resort are  available  for  occupancy  as  reasonably determined  by  INTERVAL.  An  Approved  Club  Resort  shall  be  deemed
                  "unavailable  for occupancy"  until such time as INTERVAL  determines in its good faith judgment that such resort is sufficiently  complete to be desirable  for  exchange  (e.g.,  Units  complete  and fully  furnished,
                  amenities   available  for  use,  any  ongoing   construction  does  not
                  interfere with the use and enjoyment of completed  Units,  amenities and facilities).  An  Individual  Member in good  standing  who is unable to use the exchange  privilege due to construction  and/or renovation at an
                  Approved  Club  Resort  shall be  entitled  to use such other  benefits, privileges  and discounts as may be afforded to Individual  Members from time to time.

            (b) In the event a portion of any Approved Club Resort is under construction or renovation, AFFILIATE agrees that Exchange Guests will be accommodated only in completely constructed or renovated and fully furnished Units, and in Units where use and enjoyment by the Exchange Guest will not be impaired by the ongoing construction or renovation at the Approved Club Resort.

            (c) Notwithstanding an Approved Club Resort being unavailable for occupancy due to construction or renovation, AFFILIATE'S obligation to enroll all purchasers pursuant to Section D, Paragraph 2(a) hereof shall not be waived.


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       4.   TERMS AND CONDITIONS

            (a) The terms and conditions of the INTERVAL NETWORK, including but not limited to, the Terms and Conditions of Individual Membership and Exchange, may be changed by INTERVAL from time to time in its sole discretion.

            (b) AFFILIATE agrees to comply with all procedures reasonably established by INTERVAL, from time to time, for the operation of the INTERVAL NETWORK.

       5.   EXCHANGE ACTIVITY

            (a)   AFFILIATE agrees to honor all Confirmations  made by INTERVAL  utilizing
                  Unit Weeks provided by AFFILIATE or Individual  Members to INTERVAL from time to time.  If an Exchange  Guest  arrives at an Approved Club Resort and the Unit  confirmed by INTERVAL is not  available  when the Exchange
                  Guest  arrives,  AFFILIATE  agrees to  provide  at  AFFILIATE's  expense substitute  accommodations (of the same or superior size and quality) at the Approved Club Resort,  or AFFILIATE  shall  provide such  substitute accommodations(  of the same or superior  size and quality) at a similar location of comparable  quality with amenities and facilities similar to that available at the Approved Club Resort,  for the same time period as
                  that   originally   confirmed.   Additionally,    AFFILIATE   shall   be
                  responsible  for all  expenses  incurred by the  Exchange  Guest  and/or
                  INTERVAL as a result of the  confirmed  Unit not being  available at the
                  Approved  Club  Resort,   including,   without  limitation,   relocation
                  expenses.   The   provisions  of  this   Paragraph   shall  survive  the
                  expiration or termination of this Agreement.

            (b) In the event it is necessary for AFFILIATE to change the particular Unit into which an Exchange Guest has been Confirmed, AFFILIATE agrees that the replacement Unit shall be comparable or superior in all respects (including, without limitation, the size of Unit, view from the Unit and amenities available in the Unit) to the Unit into which INTERVAL issued the Confirmation.

            (c) AFFILIATE agrees not to require an Exchange Guest to attend a sales presentation regarding the CLUB or any Club Resort.

            (d)   The Parties  agree that certain  Units at Approved Club Resorts may have the  ability  to be divided  into  separate  portions,  capable of being utilized  as  separate  units  (the  "Lock-Off  Units").  In order to be considered  as a separate  unit  capable of  exchange  by an  Individual
                  Member,  each  portion  of a Lock-Off  Unit must have the prior  written
                  approval   of   INTERVAL   as  meeting   its   quality   standards   and
                  requirements.  To  obtain  such  written  approval,  each  portion  of a
                  Lock-Off Unit must include at a minimum the following:

                  (i)      Capability  of being  locked off  privately  with a  soundproof door (solid core) from the other portion;

                  (ii)     Separate entrance and separate heating and cooling control;

                  (iii)    One bedroom (minimum) and full bath;

                  (iv)     Separate telephone lines;

                  (v)      Microwave,  mini-refrigerator,  coffee pot, cookery and cooking utensils;

                  (vi)     Television;

                  (vii)    Sink (wet bar); and

                  (viii) Dinnerware and Glassware for the number of individuals the portion of the Lock-Off Unit will accommodate.

                  A portion of a Lock-Off Unit which includes the above items and which has been approved in writing by INTERVAL shall be referred to as an "Acceptable Lock-Off Portion." An Individual Member who secures a written reservation for a Lock-Off Unit may exchange either the entire Lock-Off Unit or one or both Acceptable Lock-Off Portions, depending on what the Individual Members wishes to request in exchange. AFFILIATE acknowledges and agrees that a Lock-Off Unit may in some instances contain only one Acceptable Lock-Off Portion (i.e., only one portion of the Lock-Off Unit meets the prescribed standards). AFFILIATE further agrees that INTERVAL shall be entitled to use a Lock-Off Unit as an entire unit or as separate Acceptable Lock-Off Portions, at INTERVAL's sole discretion, for exchange purposes.

            (e) (i) INTERVAL agrees to accept exchange requests from Individual Members without such Individual Members actually relinquishing a Unit Week from an Approved Club Resort at the time of request.

                  (ii)     When  INTERVAL  receives  an  exchange  request  from  such  an
                           Individual  Member,  INTERVAL,  acting  through its  affiliated company,  Interval Resort & Financial Services,  Inc. ("IRFS"),
                           shall use  reasonable  efforts to verify,  based on information made available to INTERVAL  and/or IRFS by the CLUB,  that such
                           Individual  Member  is in  good  standing  with  the  CLUB  and otherwise  entitled to utilize the  INTERVAL  NETWORK  prior to issuing a Confirmation to such Individual Member.

                  (iii)    AFFILIATE  agrees to  provide  INTERVAL  with  comparable  Unit
                           Weeks (in  accordance  with mutually  agreed upon  criteria) at
                           Approved  Club  Resorts in return for the Unit Weeks  confirmed to Individual  Members through the INTERVAL  EXCHANGE  NETWORK.
                           Such Unit Weeks  provided  by  AFFILIATE  shall be during  such time periods and in such locations as may be reasonably  agreed upon by  INTERVAL.  It is  further  agreed  that the  number of
                           Unit  Weeks  owed by one  party to the other  pursuant  to this subparagraph  should not exceed one  hundred  (100) Unit Weeks, without the prior  written  consent of the party owed such Unit
                           Weeks.

E.    AFFILIATE'S PROGRAM.

       1.   PHASING AND AMENITIES

            AFFILIATE agrees that this Agreement encompasses all of the Units, Unit Weeks, buildings, phases or resorts/hotels now or hereafter constructed, acquired or leased for use in connection with the CLUB, including, without limitation, any additional Units or Unit Weeks at any Vacation Ownership Resorts set forth on Exhibit "A" as of the Effective Date, which Units or Unit Weeks are acquired or leased by AFFILIATE or the Club after the Effective Date; provided, however, that the inclusion of all such Units, Unit Weeks, buildings, phases or resorts/hotels shall be subject to: (a) AFFILIATE's submission of all documentation reasonably required by INTERVAL; (b) adherence to INTERVAL's affiliation standards and criteria in effect at time of inclusion; and (c) ultimate approval by INTERVAL, which approval will not be unreasonably withheld. In that connection, AFFILIATE agrees to submit in a timely manner all such documentation reasonably required by INTERVAL (including, but not by way of limitation, a Resort Membership Application and Opinion Letter) for the CLUB, and each Club Resort (as applicable). The initial Approved Club Resorts are set forth on Exhibit "A" attached hereto. Exhibit "A" shall be amended as new Club Resorts are accepted by INTERVAL as Approved Club Resorts, or as Approved Club Resorts are suspended or terminated by either Party.

       2.   REPRESENTATIONS AND WARRANTIES

            (a)   AFFILIATE  represents  and  warrants  that it or the CLUB  owns the real estate and  improvements  constituting the Approved Club Resorts or that
                  it  has  the  right  to  convey  use   rights  to  the   accommodations,
                  facilities  and  amenities  comprising  the CLUB and each  Approved Club
                  Resort  for the  term  specified  in the  sales  documents  provided  to prospective  purchasers  of  Vacation  Interests  in the CLUB;  that the legal  structure of the CLUB is in compliance  with all applicable  laws and that the marketing of the CLUB is in compliance  with all applicable laws;  that all  monies  paid by an  individual  to  purchase a Vacation
                  Interest  in  the  CLUB  are  placed  in  escrow  or  guaranteed  by  an independent  third party of standing until such time as the purchaser is granted actual  occupancy  rights;  that the legal structure of the CLUB guarantees  the purchaser the  undisturbed  use of the Units,  amenities and  facilities  comprising  the CLUB for the  duration of the  Vacation
                  Interest purchased;  that there are no proceedings pending or threatened against or affecting AFFILIATE,  the CLUB, the Approved Club Resorts, or
                  individuals  or  entities  related  thereto  in any court or before  any governmental  authority  which  involves  the  possibility  of adversely affecting the business or financial condition of AFFILIATE,  the CLUB or the  Approved  Club  Resorts;  that  execution  of this  Agreement  with
                  INTERVAL and its  performance  hereunder is binding upon  AFFILIATE  and will not  conflict  with or result in a breach of any  provision  of any
                  other   agreement,   charter,   by-law  or  other  instrument  to  which
                  AFFILIATE,  the CLUB or the Approved Club Resorts may be bound; and that
                  AFFILIATE,  the CLUB and all  Approved  Club  Resorts are in  compliance with,  and  will  continue  to  comply  with,  all  applicable  laws and regulations of any jurisdiction where compliance is required.

            (b)   AFFILIATE  further  agrees to provide  INTERVAL,  upon execution of this
                  Agreement  by  AFFILIATE,   with  an  opinion  letter  from  a  licensed
                  independent  attorney  covering  those  items set forth in  Exhibit  "B"
                  attached  hereto and made a part  hereof  for the CLUB and all  existing
                  Club Resorts (as applicable).  AFFILIATE  understands and agrees that it will not be  entitled  to  represent  the  CLUB's  participation  in the
                  INTERVAL  NETWORK  until  INTERVAL has received a  satisfactory  opinion
                  letter  from  such  licensed   independent  attorney  and  has  notified
                  AFFILIATE of same.  Additionally,  AFFILIATE  agrees to provide INTERVAL with an opinion  letter from a licensed  independent  attorney  covering those  items  set  forth in  Exhibit  "B"  hereto  for any  Club  Resort constructed  or acquired  after the  Effective  Date of this  Agreement.
                  Failure   to   provide   such   opinion    letters   or   any   material
                  misrepresentation  of the warranties set forth above or any  information set  forth  in any  Resort  Membership  Application  or  any  supporting documents  provided in connection  with this Agreement  shall be grounds for immediate termination of this Agreement by INTERVAL.

            (c) AFFILIATE agrees that it will fully and accurately represent and describe the use of the INTERVAL NETWORK to all prospective purchasers of Vacation Interests in the CLUB. AFFILIATE further acknowledges that full and accurate representation is directly related to consumer satisfaction with the exchange program.

            (d) The Parties represent and warrant that the individuals executing this Agreement on behalf of INTERVAL and AFFILIATE, are officers of their respective organizations and duly authorized to execute this Agreement on behalf of INTERVAL or AFFILIATE, as the case may be.

       3.   DISCLOSURE

            (a)   AFFILIATE  agrees to provide either  INTERVAL's  most recent  disclosure
                  statement   and/or  the  INTERVAL  Resort   Directory,   or  such  other
                  publication  which  contains the  complete  and then  current  Terms and
                  Conditions of Individual  Membership  and Exchange,  to all  prospective purchasers  of Vacation  Interests in the CLUB prior to their  execution
                  of  any   contract  for   purchase.   Notwithstanding   the   foregoing,
                  AFFILIATE shall provide  INTERVAL's most recent disclosure  statement if required by law to do so.

            (b) AFFILIATE further agrees to conspicuously include the following statement, or a statement substantially similar to the following, in its sales documents:

                  "This Club has an agreement with Interval International, Inc. ("Interval") of Miami, Florida, wherein Interval has agreed to provide its Exchange Program to owners of vacation interests in this Club. Interval is an independently owned and operated service company. The developer/marketer of this Club is not an agent for Interval and no representations or promises made by such developer/marketer, or their agents, are binding on Interval. Interval's responsibility for representations regarding Interval's Exchange Program, as well as Interval's current or future services, is limited to those made in written materials furnished by Interval."

       4.   MAINTENANCE OF STANDARDS

            (a)   AFFILIATE  acknowledges  the  necessity  for and  agrees to  maintain  a program in order to assure the  continued  high  standards  of  service, appearance,  cleanliness,  quality and  management  as  evidenced by the
                  Approved  Club  Resorts at time of execution  of this  Agreement  and/or acceptance  of such Club Resort as an Approved  Club  Resort.  AFFILIATE further  agrees to establish a program for the major  renovations of the
                  Units,  amenities,  common  elements and  exteriors of the Approved Club
                  Resorts.

            (b) If it should be deemed necessary by INTERVAL, as a result of consumer complaints regarding the quality of an Approved Club Resort, to inspect any Approved Club Resort, AFFILIATE shall provide, without charge, suitable accommodations at the Approved Club Resort for such INTERVAL representative, subject to availability.

            (c) It shall be considered prima facie evidence of failure to maintain standards if INTERVAL receives resort evaluations from Exchange Guests which rate an Approved Club Resort, and/or the Units, facilities and/or amenities therein, below the minimum level acceptable for participation in the INTERVAL NETWORK, as reasonably determined by INTERVAL. INTERVAL will advise AFFILIATE in writing of the contents of such evaluations.

       5.   SALES REPRESENTATIONS

            (a) AFFILIATE agrees to incorporate promotional materials furnished by INTERVAL into its sales program regarding the CLUB. Additionally, AFFILIATE agrees to fully and accurately describe the use of the INTERVAL NETWORK to all prospective purchasers in the CLUB. AFFILIATE further agrees not to make any representations regarding the services of INTERVAL which are not included in written materials either provided by INTERVAL or which have not been approved by INTERVAL in writing.

            (b) AFFILIATE acknowledges and agrees that it will not rely upon the INTERVAL NETWORK as the primary motivation for its sales. Individual Membership in INTERVAL shall be represented as an adjunct service to purchasers of Vacation Interests in the CLUB.

            (c) AFFILIATE further acknowledges and agrees that membership in INTERVAL will not be offered as an investment interest or in conjunction with the sale of a security.

            (d)   AFFILIATE agrees that all sales and marketing  related to the CLUB shall be the  responsibility  of AFFILIATE.  AFFILIATE shall provide  INTERVAL with thirty (30) days prior written  notice if any  individual or entity other  than  AFFILIATE  is  marketing  the CLUB.  INTERVAL  may,  in the
                  exercise  of   reasonable   business   judgment,   prohibit  such  other
                  individual  or  entity  from  representing  membership  in  INTERVAL  in conjunction  with its  marketing  of the  CLUB.  Additionally,  INTERVAL reserves the right to suspend,  indefinitely,  AFFILIATE's  authority to represent the INTERVAL  NETWORK to  prospective  purchasers in the event that repeated  complaints arise regarding sales practices related to the
                  CLUB.

            (e) AFFILIATE agrees to immediately indemnify and hold INTERVAL harmless against all actions, suits, demands, losses, expenses, costs and fees, including attorneys' fees, and liabilities of whatever kind and nature incurred by INTERVAL arising out of or in connection with the sale or marketing of Vacation Interests in the CLUB. The provisions of this subparagraph (e) shall survive the expiration or termination of this Agreement.

       6.   COLLATERAL MATERIALS

            (a)   The  Resort  Membership  Applications,  plans,  renderings,  blueprints, models, designs,  addenda,  documents or other exhibits submitted by, or on behalf of,  AFFILIATE  to  INTERVAL  contain  representations  of the current or future design,  configuration,  legal structure and marketing of the CLUB and/or Club Resorts.  Such  representations are specifically incorporated  into  and  made a part  of this  Agreement.  Additionally,
                  AFFILIATE  agrees to provide  INTERVAL with plans,  renderings,  models, designs,  addenda or other  documents  reasonably  requested by INTERVAL with respect to a Club Resort.

            (b)   AFFILIATE  agrees  to  provide  INTERVAL  with  immediate  notice of any
                  change  in  the   information   set  forth  in  the  Resort   Membership
                  Applications,   plans,   renderings,    blueprints,   models,   designs,
                  documents,  addenda or such other  exhibits  submitted to INTERVAL  with respect to an Approved  Club  Resort.  INTERVAL  shall have the right to terminate  this  Agreement upon thirty (30) days prior written notice if there is any  material  change  in such  information  and such  material change is not cured or resolved to INTERVAL's  satisfaction  within such
                  thirty  (30)  day  period.  Additionally,   AFFILIATE  acknowledges  and
                  agrees  that it shall be  required  to  submit  a legal  opinion  from a licensed independent  attorney,  in a form satisfactory to INTERVAL,  in the event the CLUB will be marketed in areas not specifically  addressed in the legal opinion  letter  provided  pursuant to Section E, Paragraph
                  2(b).

       7.   AUDIT INFORMATION

            (a)   AFFILIATE  shall provide  INTERVAL with the names,  permanent  addresses and telephone numbers,  the type of  accommodations,  Unit Week and unit number  purchased,  if  applicable,  including the date of sale, for all owners  of  Vacation  Interests  in the  CLUB on an  annual  basis as of
                  December  31 of  each  year  or as  requested  by  INTERVAL  in  writing throughout  the  term of  this  Agreement.  Such  information  shall  be provided within twenty (20) days of the above-referenced  date or within twenty (20) days of  INTERVAL's  written  request for said  information.
                  AFFILIATE  further  agrees  to  provide,  within  twenty  (20)  days  of
                  INTERVAL's  written request, a list of all Unit numbers in each Approved
                  Club Resort,  as well as the sleeping  capacity for each such Unit and a yearly calendar for such resort,  and such other  information  about the resort as may be reasonably requested by INTERVAL.

            (b) AFFILIATE further agrees to provide INTERVAL with written notice of any resale, foreclosure or other transfer of ownership of any Vacation Interest in the CLUB upon AFFILIATE, or it agents, becoming aware of same. Additionally, AFFILIATE agrees to provide INTERVAL with prompt written notice in the event any Individual Member rescinds his/her purchase of a Vacation Interest in the CLUB.

            (c) INTERVAL shall have the right to inspect the CLUB's sales and ownership records, upon reasonable notice during normal business hours, where such records may be kept.

       8.   CHARGES

            (a) AFFILIATE agrees to impose the responsibility to pay any bed tax, transient occupancy tax, VAT or similar tax levied by any governmental body on the Individual Member who relinquishes a Unit Week from an Approved Club Resort which is to be occupied by an Exchange Guest.

            (b)   AFFILIATE  acknowledges  and agrees that the  Exchange  Guests  shall be responsible for all personal charges (e.g.,  telephone calls and meals), as well as for  any  damage  to the  accommodations  or a Club  Resort's amenities or facilities  that they or their guests cause.  Consequently,
                  AFFILIATE  agrees  that  INTERVAL  shall not be  liable,  and  AFFILIATE hereby  releases  INTERVAL  from  liability,  for any loss  incurred  or damage to the  accommodations,  facilities or amenities at a Club Resort caused by an Exchange Guest or his invitees.

            (c)   AFFILIATE  agrees to provide  all  Exchange  Guests with the same rights and privileges as those afforded to owners of Vacation  Interests in the
                  CLUB.  Additionally,  AFFILIATE  agrees  that  there  shall  be no  fees charged  to  Exchange  Guests  for  use  of  any  of  the  amenities  or facilities of the Approved Club Resorts or for any services  relating to the use and  occupancy of the Unit Week  including,  but not limited to, surcharges for  electricity or  air-conditioning  or fees for the weekly cleaning of the Unit or for gratuities,  other than as specifically  set forth herein or in a Resort Membership  Application for an Approved Club
                  Resort or as otherwise approved in writing by INTERVAL.

       9.   INSURANCE

            AFFILIATE shall procure and maintain throughout the term of this Agreement and any renewals hereof, at its sole cost and expense, a protection and indemnity liability policy or policies, including coverage for bodily injury, property damage, personal and advertising injury occurring in connection with the CLUB, AFFILIATE or any Club Resort, including all Approved Club Resorts. The policy or policies shall have a standard thirty (30) day cancellation clause and be in the minimum amount of One Million Dollars ($1,000,000.00) combined single limit for each occurrence. AFFILIATE shall cause AFFILIATE, the CLUB, each Club Resort, including Approved Club Resorts, INTERVAL, and its officers, directors, employees, representatives and agents to be named insureds under the policy or policies. AFFILIATE further represents that coverage shall extend to INTERVAL's Exchange Guests and their invitees. AFFILIATE shall deliver to INTERVAL a certificate of insurance evidencing the aforesaid within thirty (30) days of AFFILIATE's execution of this Agreement and annually upon renewal of the policy or policies. The certificate and policy or policies shall further provide that no less than thirty (30) days prior written notice will be given to INTERVAL in the event of cancellation, material change, alteration or amendment of the policy or policies.

F.    USE OF NAME, LOGOS, SERVICE MARKS AND MATERIALS.

       1.   USE IN PROMOTIONAL MATERIALS

            (a)   INTERVAL  agrees that AFFILIATE  shall have the right to indicate in its promotional  materials  that the CLUB and all Approved  Club Resorts are
                  Member Resorts of INTERVAL.  Additionally,  AFFILIATE  shall be entitled to use in its  promotional  materials  the Interval  name and logo,  and such other  Interval  Marks  that  INTERVAL  has  advised  AFFILIATE  in writing that it may use.  INTERVAL,  however,  expressly  prohibits  the use of any  material  describing  or offering  the  services of INTERVAL without first  obtaining its prior written  approval.  INTERVAL  further reserves the right to prohibit the making of  representations or the use of material  which,  in the  judgment  of  INTERVAL,  do not  accurately reflect INTERVAL and the INTERVAL NETWORK.

            (b) AFFILIATE acknowledges and agrees that INTERVAL is the owner or licensee of the Interval Marks and agrees to observe such reasonable requirements with respect to service mark and trademark registrations as INTERVAL may require from time to time, including without limitation, affixing an "(R)" adjacent to all such registered marks in any and all uses thereof.

            (c) Any use of the INTERVAL name and logo or any other Interval Marks which INTERVAL has authorized AFFILIATE to use in writing must fully and prominently disclose that AFFILIATE is an independent organization and not affiliated with INTERVAL, except as provided by this Agreement. AFFILIATE further acknowledges and agrees that any goodwill associated with the use of the INTERVAL name and logo or any other Interval Marks shall inure directly and exclusively to INTERVAL.

       2.   RESTRICTIONS ON USE

            (a)   The rights  arising  under this  Agreement  are  exclusive  to the CLUB.
                  AFFILIATE  shall  not use  the  INTERVAL  name  and  logo  or any  other
                  Interval Mark or otherwise  make any reference to its  participation  in the INTERVAL  NETWORK in its  promotional  material in conjunction  with any  other  resort  other  than the  Approved  Club  Resorts.  AFFILIATE further  agrees  not to use the names or  photographs  of other  resorts
                  participating  in  the  INTERVAL  NETWORK  in  AFFILIATE's   promotional
                  material  without  obtaining the prior  written  consent of INTERVAL and such other resort.  Notwithstanding  the  foregoing,  this  subparagraph shall not be  construed  to prohibit  AFFILIATE  from using the names or photographs  of the  Approved  Club  Resorts  without  INTERVAL's  prior written consent.

            (b) AFFILIATE agrees that it will not, directly or indirectly, register or attempt to register any of the Interval Marks or any name or mark which is similar or likely to be confused with the Interval Marks.

G.    SALE, LEASE OR ASSIGNMENT.

       1. AFFILIATE agrees to provide INTERVAL with sixty (60) days prior written notice of its intent to sell or lease the CLUB (or a portion thereof in bulk) or an Approved Club Resort (or a portion thereof in bulk), or to assign this Agreement, to any third party.

       2. Within thirty (30) days after receipt by INTERVAL of such written notice from AFFILIATE, INTERVAL shall have the option to either:

                  (a) Consent to the assignment of this Agreement to such third party if such sale or lease is in fact consummated. Concurrent with the consummation of such sale or lease, AFFILIATE shall cause such third party to agree in writing, in form and substance satisfactory to INTERVAL, to perform under this Agreement. An executed copy of such assumption agreement shall be promptly delivered to INTERVAL. Notwithstanding the foregoing, the sale or lease of the CLUB, or an Approved Club Resort, or the assignment of this Agreement, and the agreement of such third party to perform under the terms of this Agreement, shall not relieve AFFILIATE of its obligation to perform under the terms of this Agreement as it relates to the CLUB and such Approved Club Resorts not subject to the sale, lease or assignment; or

            (b)   Notify  AFFILIATE  of its  intent to  terminate  this  Agreement,  which notice of termination  shall  establish the date of  termination  ninety
                  (90) days after the date of receipt by INTERVAL of AFFILIATE's  original notice.  If AFFILIATE  shall not have  consummated  such sale,  lease or assignment by the established  termination date to the third party named in the original notice to INTERVAL,  then the termination notice sent to
                  AFFILIATE  shall be null and void, and this Agreement  shall continue in full force and effect.

       3. The voluntary or involuntary sale, assignment, transfer or other disposition of a controlling interest in AFFILIATE, the CLUB or an Approved Club Resort (i.e., the possession, directly or indirectly, of the power to direct the management and sales of the CLUB, whether through ownership of stock, by contract or otherwise) shall be deemed a sale or lease and shall be subject to the provisions set forth in Paragraphs 1 and 2 of this Section G.

       4. Subject to the foregoing paragraphs of this Section G, this Agreement shall inure to the benefit of and be binding upon the Parties hereto and their respective successors and assigns.

H.    COVENANTS.

      1. AFFILIATE agrees that it will at all times refrain from interfering with or otherwise impairing the relationship between INTERVAL and its members, including, but not limited to Individual Members and Member Resorts.

      2.    (a)   So  long  as  INTERVAL   continues  to  provide  exchange   services  to
                  Individual  Members,  AFFILIATE  agrees  not  to  solicit,  directly  or indirectly,  nor to assist any third party,  directly or indirectly,  in the solicitation of, Individual  Members for membership or participation in any  exchange  program or system of exchange  other than the INTERVAL
                  NETWORK.  Notwithstanding  the foregoing,  this  paragraph  shall not be construed to allow AFFILIATE to solicit  Individual Members or to assist
                  in  the   solicitation   of   Individual   Members  for   membership  or
                  participation  in any other  exchange  program or system of  exchange in the event  INTERVAL is required to suspend  exchange  privileges  due to
                  AFFILIATE's  failure  to  comply  with  the  provisions  of  Section  D,
                  Paragraph 5(a) of this Agreement.

             (b) AFFILIATE has represented that it has an existing contractual relationship with Resort Condominiums International, Inc. ("RCI"), pursuant to which AFFILIATE has agreed to solicit purchasers of fixed-week intervals for membership or participation in RCI's exchange program. AFFILIATE has also represented, however, that it will not be actively offering or marketing fixed-week and Club-based intervals at the same Club Resort. Based on such representations, INTERVAL agrees that AFFILIATE's solicitation of purchasers of fixed-week intervals for membership or participation in RCI's exchange program shall not be construed as a breach of this Section H, Paragraph 2.

      3. (a) AFFILIATE agrees that during the term of this Agreement and for a period of one (1) year after this Agreement expires or is terminated for any reason, AFFILIATE shall not, directly or indirectly, without INTERVAL's prior written consent, hire, employ or pay any person who was employed or paid by INTERVAL during the term of this Agreement; or directly or indirectly induce any such person to terminate or alter his/her relationship with INTERVAL.

            (b) INTERVAL agrees that during the term of this Agreement and for a period of one (1) year after this Agreement expires or is terminated for any reason, INTERVAL shall not, directly or indirectly, without AFFILIATE's prior written consent, hire, employ or pay any person who was employed or paid by AFFILIATE during the term of this Agreement; or directly or indirectly induce any such person to terminate or alter his/her relationship with INTERVAL.

      4.    The  provisions of this Section H shall survive the  expiration or termination of this Agreement.

I.    SUSPENSION AND TERMINATION.

       1.   SUSPENSION

            (a)   In the event that  AFFILIATE is in  violation  of any  provision of this
                  Agreement,  INTERVAL  shall have the  right,  without  prejudice  to its
                  right  to  terminate  this  Agreement,   to:  (i)  immediately   suspend
                  processing  of new  memberships,  Individual  Membership  renewals,  the exchange  use of the INTERVAL  NETWORK by  Individual  Members,  and the
                  right of  AFFILIATE to represent  the  INTERVAL  NETWORK to  prospective purchasers  of Vacation  Interests in the CLUB;  and/or (ii) impose such other conditions as INTERVAL deems reasonably necessary.

            (b) If INTERVAL determines, in the exercise of its reasonable business judgment, that the continued operation of AFFILIATE, the CLUB and/or an Approved Club Resort are in jeopardy, INTERVAL shall have the right to suspend further performance under this Agreement until such time as INTERVAL receives satisfactory written assurances that the continued operation of the CLUB, the Approved Club Resort and/or AFFILIATE are not in jeopardy.

            (c)   If  bankruptcy  proceedings  are  filed  by or  against  a  Party,  then
                  AFFILIATE (in the case  bankruptcy  proceedings  are filed by or against
                  NTERVAL) or INTERVAL (in the case  bankruptcy  proceedings  are filed by or against  AFFILIATE)  may  suspend  all  further  performance  of this
                  Agreement  until such bankrupt  Party assumes or rejects this  Agreement and adequate  assurance of future  performance  by the bankrupt Party is provided  to the  non-bankrupt  Party.  Any such  suspension  of further performance  by the  non-bankrupt  Party  pending the  bankrupt  Party's assumption or rejection  will not be a breach of this Agreement and will not affect the  non-bankrupt  Party's rights to pursue or enforce any of its rights under this Agreement or otherwise.

            (d) Notwithstanding the foregoing, in the event AFFILIATE and the CLUB regain active status in the INTERVAL NETWORK, AFFILIATE shall be obligated to enroll, as members of INTERVAL, all purchasers of Vacation Interests in the CLUB while it was in a suspended status.

       2.   TERMINATION

            (a)   This Agreement may be terminated by a Party  immediately  upon notice in writing if:

                  (i)      the other Party shall become insolvent; or

                  (ii)     the other  Party  shall make an  assignment  for the benefit of creditors.

            (b) In the event that either Party defaults in the performance of any of the provisions of this Agreement and fails to rectify such default within thirty (30) days after receipt of written notice specifying such default, or such additional period of time as may be reasonably required to cure such default, this Agreement may be terminated upon written notice to the defaulting Party.

(c) INTERVAL shall have the right to terminate this Agreement upon thirty (30) days prior written notice to AFFILIATE, in the event that less than one hundred twenty-five (125) Individual Members are enrolled within one year of the Effective Date, or less than two hundred fifty (250) Individual Members are enrolled within two years of the Effective Date.

            (d) A pending merger between INTERVAL's parent company, CUC International, Inc., and a third party has been announced and it is acknowledged that said merger may result in the same corporate entity owning both INTERVAL and RCI. In the event that the ownership of both INTERVAL and RCI is vested in the same corporate entity as a result of such merger, then AFFILIATE may terminate its affiliation with INTERVAL upon sixty (60) days' written notice to INTERVAL.

       3.   EFFECT OF TERMINATION

            (a) In the event that this Agreement is terminated due to AFFILIATE's failure to maintain the INTERVAL standards as required by Section E, Paragraph 4 of this Agreement, INTERVAL may suspend the exchange privileges of Individual Members, but shall not be responsible for the reimbursement of any Individual Membership fees previously paid to INTERVAL by AFFILIATE.

            (b)   In the  event  this  Agreement  is  terminated  for any  cause  which in
                  INTERVAL's  judgment will not impair the desirability or availability of the  Approved  Club  Resorts,  INTERVAL  may  continue  to  provide  its exchange  services to  Individual  Members  until the  expiration of the current year of each such  membership.  All such  Individual  Members in
                  good  standing   shall  be  entitled  to  full  benefits  of  Individual
                  Membership  during that year. At the  expiration of said year,  INTERVAL shall have the option of whether to allow  renewals  of said  Individual
                  Memberships.

            (c)   AFFILIATE  and INTERVAL  agree to continue  honoring  all  Confirmations into  the  Approved  Club  Resorts  made  prior to  termination  of this
                  Agreement,  as well as all  Confirmations  issued to Individual  Members prior to  termination.  Additionally,  AFFILIATE  agrees  to  honor  all
                  Confirmations   into   Approved   Club   Resorts   (even   though   such
                  Confirmations  are  issued  after  termination  of  this  Agreement)  in accordance  with  Section  D,  Paragraph  5 for so  long  as  Individual
                  Members  elect to renew their  membership  with  INTERVAL  and  INTERVAL continues to provide exchange services to same.

            (d) AFFILIATE expressly waives any claim or demand it may have for refund of any affiliation fee or Individual Membership fees (including any renewal fees) paid to INTERVAL prior to termination of this Agreement.

            (e) Upon termination or expiration of this Agreement, AFFILIATE shall immediately discontinue: (i) representing the INTERVAL NETWORK to purchasers; (ii) utilizing all INTERVAL materials and equipment and shall return same to INTERVAL within thirty
                  (30) days thereafter; and (iii) utilizing all advertising materials which contain the INTERVAL name, logos or any other INTERVAL Marks or otherwise associate the CLUB and Approved Club Resorts with INTERVAL.

            (f) The provisions of this Paragraph 3 shall survive the expiration or termination of this Agreement and shall continue to govern the relationship between the Parties.

J.    REMEDIES.

      1.    A Party shall be entitled to damages  which it has incurred and  injunctive or other equitable  relief for any violation by any other Party of the provisions of this Agreement.  In no event, however,  shall either party be liable to the other party for incidental,  special or  consequential  damages.  In addition, the prevailing Party may recover all costs,  including  reasonable  attorneys'
            fees,  incurred in such action or any appeal thereto or in otherwise obtaining compliance  with  the  terms of this  Agreement,  whether  or not such  matter proceeds  to the filing of a  complaint.  The Parties  further  agree that the time of  entitlement  as to such  fees and  costs  shall be the point at which breach or  default  by the other  occurs.  The  provisions  of this  Paragraph shall survive the  expiration or termination  of this  Agreement,  and nothing herein shall be construed  to restrict the right to institute  proceedings  at law or equity to obtain  injunctive  or other relief on account of any default hereunder,  whether or not a Party has exercised its rights to terminate  this
            Agreement.

      2. The remedies set forth in this Agreement are not exclusive, and the election of one remedy shall not prohibit the pursuit of other available remedies.

K.    INDEMNIFICATION.

      1.    INTERVAL  agrees that it will  protect,  save,  keep  harmless  and  indemnify
            AFFILIATE against and from any and all claims,  demands,  judgments,  damages, suits,  losses,  penalties,  expenses,  costs and  liabilities  of any kind or nature whatsoever,  including, but not limited to, reasonable attorneys' fees, arising  directly or indirectly out of a breach of this Agreement by INTERVAL, its affiliates,  officers,  directors,  employees, agents and representatives, or the  failure of  INTERVAL to provide  its  exchange  program to  Individual
            Members   in   accordance   with   its   published   terms   and   conditions.
            Notwithstanding  the  foregoing,   AFFILIATE   acknowledges  and  agrees  that
            INTERVAL's total liability  pursuant to this Paragraph shall be limited to the fees paid to INTERVAL by AFFILIATE pursuant to this Agreement.

      2.    AFFILIATE  agrees that it will  protect,  save,  keep  harmless and  indemnify
            INTERVAL  against and from any and all claims,  demands,  judgments,  damages, suits,  losses,  penalties,  expenses,  costs and  liabilities  of any kind or nature whatsoever,  including, but not limited to, reasonable attorneys' fees, arising  directly or indirectly out of or in connection  with: (a) a breach of this  Agreement by  AFFILIATE,  or its officers,  directors,  representatives, agents, brokers, salespersons,  associates or employees; (b) the negligence or
            intentional   misconduct   of   AFFILIATE,   or   its   officers,   directors,
            representatives,  agents, brokers,  salespersons,  associates or employees; or
            (c) the  operation/management of the CLUB and/or Club Resorts,  including, but not  limited  to, any claims  made  against  INTERVAL  for  personal or bodily injury occurring at any Club Resort.

      3.    The  provisions of this Section K shall survive the  expiration or termination of this Agreement.

L.    MISCELLANEOUS.

       1. All notices provided for by this Agreement shall be deemed given if in writing and delivered by hand, air express, or by registered or certified mail, return receipt requested, to the addresses set forth on page one of this Agreement or to such other address as may be specified in accordance with this procedure.

       2.   Time shall be of the essence as to all provisions of this Agreement.

       3. Should any part of this Agreement be declared invalid or unenforceable for any reason, it shall be adjusted rather than voided, if possible, to achieve the intent of the Parties. Any invalidity resulting from the length of a period of time shall be considered reduced to a period of time which would cure such invalidity. In any event, the invalidity of any provision of this Agreement, shall not affect any other provision of this Agreement which shall be deemed valid and enforceable to the greatest extent possible.

       4. This Agreement shall be construed under the laws of the State of Florida. The Parties acknowledge and agree that the Courts of Dade County, Florida have proper and exclusive jurisdiction over the Parties and the subject matter hereof in any legal action brought by AFFILIATE against INTERVAL and, likewise, the Courts of Buncombe County, North Carolina shall have proper and exclusive jurisdiction over the Parties and the subject matter hereof in any legal action brought by INTERVAL against AFFILIATE.

       5. This Agreement is exclusively between and for the benefit of INTERVAL and AFFILIATE. Nothing herein shall be construed to make any purchaser, Exchange Guest, Individual Member, participating resort or other individual or entity, a third party beneficiary to this Agreement.

       6.   The failure of either  Party to exercise  any power given it  hereunder  or to insist  upon  strict  compliance  with the terms of this  Agreement  shall not constitute a waiver of that Party's right to demand exact  compliance with the terms hereof.  Waiver by a Party of any particular  default by the other shall not affect or impair its rights  with  respect to any  subsequent  defaults of the same or of a  different  kind;  nor shall any delay or omission by a Party to exercise any rights  arising from any default affect or impair its right as to such  default  or any  future  default.  Further,  no  custom  or course of dealings of the parties at variance  with the terms hereof shall  constitute a waiver of that Party's right to demand later compliance.

       7. The Parties hereby acknowledge and agree that their relationship is that of independent contractor, nothing in this Agreement nor the relationship between the Parties hereto shall be construed to create a partnership, joint venture or agency relationship. Neither Party shall have the power or authority to bind or obligate the other or to incur liability for the other.

       8. This Agreement shall be construed without regard to any presumption or other rule requiring construction against the Party causing this Agreement to be drafted.

       9.   The headings  and  captions in this  Agreement  are for  convenience  only and shall not be referred to in the interpretation of this Agreement.

      10. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which taken together shall constitute one and the same Agreement.

      11. In the event of doubt or discrepancy between the English text of this Agreement and the text of this Agreement in other languages, the English text shall prevail. AFFILIATE, by signing below, hereby acknowledges receipt of a copy of this Agreement in the English language.

      12. This Agreement contains the entire agreement of the Parties with respect to the subject matter hereof, and supersedes any oral or written representation, inducement or promise not contained herein and may not be modified, except in writing signed by the Party against whom enforcement is sought.

IN WITNESS WHEREOF, the Parties have hereunto set their hands and seals.

PEPPERTREE RESORTS VACATION CLUB, INC.


By:__/s/____________________________
        Authorized Officer

Name: John McFarland
Title:  Senior Vice President

Accepted in Miami, Florida this 17th day of September, 1997.

INTERVAL INTERNATIONAL, INC.


By:__/s/____________________________
   Craig M. Nash
   President and
   Chief Executive Officer








g:\legal\wpfiles\pepptree\caa5.doc

                                  EXHIBIT "A"

                             APPROVED CLUB RESORTS

                                                             Unit
Resort Name                Address                          Configuration

Peppertree Maggie Valley   Moody Farm Road                  2 Bedroom
                           Maggie Valley, N.C.

Peppertree Atlantic Beach  715 W. Ft. Macon Road            1-, 2-, and 3-Bedroom
                           Atlantic Beach, N.C.

Blue Ridge Village            Route 1, Box 264, Hwy. 184          1-,2-, and 3-Bedroom
                           Banner Elk, N.C.

Peppertree By The Sea         305 South Ocean Blvd.               1- and 2-Bedroom
N.    Myrtle Beach, S.C.

Peppertree Outer Banks     9 Post Rd., P.O. Box 1190              1-, 2-, and 3-Bedroom
Beach Club                 Kill Devil Hills, N.C.

Peppertree Laurel Point    805 Ski Mountain Rd.             2-Bedroom
                           Gatlinburg, TN.

Peppertree Asheville          One Holiday Inn Dr.           Effy, 1-Bedroom
Vacation Club                 Asheville, NC

Peppertree Fontana            Hwy. NC 28                    2-Bedroom
Village                       Fontana Dam, NC

Peppertree Ocean Club      1908 N. Ocean Blvd.              Effy, 1-, 2-, and 3-
N. Myrtle Beach, SC        Bedroom

Peppertree Sandpebble         215 Atlantic Ave.             1- and 2-Bedroom
Beach Club                 Garden City, SC

                                                             Unit
Resort Name                Address                          Configuration
-----------                -------                          -------------
Peppertree Sands           300 South Ocean Blvd.            1- and 2-Bedroom
                           N. Myrtle Beach, SC

Peppertree Sea                215 Atlantic Avenue           2-Bedroom
Mystique                   Garden City, SC

Peppertree Tamarack           E10037 Xanadu Rd.             1- and 2-Bedroom
                           Wisconsin Dells, WI

                           EXHIBIT "B"

                          OPINION LETTER REQUIREMENTS


The following must be addressed in an Opinion Letter from an independent licensed attorney (qualified to render an opinion with respect to the laws and regulations of the relevant jurisdictions) pursuant to Section E, Paragraph 2(b) of the Club Affiliation Agreement:

1. The name of the entity (or entities) that owns title to the property which is the subject of the Club Affiliation Agreement, including what entity owns the underlying land, the units and the amenities and facilities of each of the Club Resorts, and the relationship of such entity (or entities) to AFFILIATE (if other than AFFILIATE).

2.    A complete  description of AFFILIATE's interest in the real estate (and improvements thereon)  which is the subject of the Club  Affiliation  Agreement  (e.g.  leasehold interest) if AFFILIATE does not hold fee title.

3. A complete description of the type of vacation ownership interests that will be conveyed to purchasers (e.g., fee title or contractual occupancy rights for a term of years), and the name of the entity conveying fee title, or, as the case may be, contractual occupancy rights, to purchasers in the CLUB and the relationship of such entity to AFFILIATE (if other than AFFILIATE).

4. Confirmation that the legal structure of the CLUB is in compliance with all applicable local, state, and federal laws and regulations where Club Resorts are located.

5. Confirmation that the marketing of the CLUB is in compliance with all applicable local, state, and federal laws and regulations, where the CLUB will be marketed, as well as a statement of where the CLUB will be marketed.

6.    Whether or not purchase  monies are escrowed or guaranteed by an  independent  third party of standing  (e.g., a bank,  trust company,  or attorney)  until the purchaser receives occupancy rights.  If so, by whom and when are such monies released.

7. A description of how the legal structure of the CLUB provides purchasers with the undisturbed use of the units, amenities and facilities comprising the CLUB for the duration of the vacation ownership interest purchased. The Opinion Letter should describe, at a minimum, the legal protection afforded a purchaser in the event of:

      (a)   AFFILIATE's  failure to complete  Club Resorts or otherwise  perform under its agreement with a purchaser;

      (b)   bankruptcy or insolvency of AFFILIATE or the CLUB;

      (c)   a default under any existing encumbrance on Club Resorts;

      (d)   recordation  of mortgages or liens  against  Club  Resorts  subsequent  to the conveyance or transfer of the vacation ownership interest to a purchaser; and

      (e)   sale of the underlying fee of Club Resorts.

8. Confirmation that the person (including the person's name and title) executing the Club Affiliation Agreement has the authority to bind AFFILIATE.

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